Exhibit 99.1

Sequential Brands Group Announces Fourth Quarter and Full Year 2020 Results

NEW YORK, April 15, 2021 (GLOBE NEWSWIRE) -- Sequential Brands Group, Inc. (“Sequential” or the “Company”) (Nasdaq:SQBG) today announced financial results for the fourth quarter and full year ended December 31, 2020.

Reverse Stock Split:

On July 27, 2020, the Company’s previously announced 1 share-for-40 shares (1:40) reverse stock split (the “Reverse Stock Split”) of the Company’s outstanding common stock, par value $0.01 per share became effective.  All share and per share amounts in this press release reflect the Reverse Stock Split.  Prior periods have been reclassified to reflect the change in the Company’s stated capital attributable to common stock which was reduced proportionately to the Reverse Stock Split ratio, and the additional paid-in capital account which was credited with the amount by which common stock was reduced.  As a result of the Reverse Stock Split, the Company regained compliance with the minimum bid price listing rules of The Nasdaq Stock Market.

Fourth Quarter 2020 Results from Continuing Operations:

Total revenue from continuing operations for the fourth quarter ended December 31, 2020 was $23.0 million, compared to $24.2 million in the prior year quarter. On a GAAP basis, loss from continuing operations for the fourth quarter 2020 was $4.4 million or $2.65 per diluted share, compared to loss from continuing operations for the fourth quarter 2019 of $7.9 million or $4.87 per diluted share. For both GAAP and non-GAAP financial measures, included in loss from continuing operations for the fourth quarter 2020 was a $2.9 million loss resulting from the Company’s entry into agreement to exit its remaining lease obligation from its former office headquarters. Non-GAAP net loss from continuing operations for the fourth quarter 2020 was $4.5 million, or $2.73 per diluted share, compared to a non-GAAP net loss of $8.9 million, or $5.48 per diluted share, in the prior year quarter. See Non-GAAP Financial Measure Reconciliation tables below for a reconciliation of GAAP to non-GAAP measures.  Adjusted EBITDA from continuing operations (defined under “Non-GAAP Financial Measures” below) for the fourth quarter of 2020 was $13.2 million, compared to $8.0 million in the prior year quarter.)

Full Year 2020 Results from Continuing Operations:

Total revenue from continuing operations for the year ended December 31, 2020 was $89.8 million, compared to $101.6 million in the prior year period. On a GAAP basis, loss from continuing operations for the year ended December 31, 2020 was $88.1 million or $53.54 per diluted share, compared to loss from continuing operations of $34.3 million or $21.21 per diluted share for the year ended December 31, 2019. For both GAAP and non-GAAP financial measures, included in the loss from continuing operations for the year ended December 31, 2020 were non-cash impairment charges of $85.6 million for indefinite-lived intangible assets related to the trademarks for the Jessica Simpson, Gaiam, Joe’s and Ellen Tracy brands reflecting the financial impacts of COVID-19 and a $2.9 million loss resulting from the Company’s entry into agreement to exit its remaining lease obligation from its former office headquarters. Non-GAAP net loss from continuing operations for the year ended December 31, 2020 was $14.5 million, or $8.79 per diluted share, compared to a non-GAAP net loss of $16.0 million, or $9.82 per diluted share, in the prior year period. Adjusted EBITDA from continuing operations for the year ended December 31, 2020 was $56.9 million, compared to $45.8 million in the prior year period.

COVID-19 Update:

The impact of the COVID-19 pandemic and the pace at which there are new developments has created significant uncertainty in the current economic environment. As states continue to relax and then tighten restrictions, we are unsure when retail stores will be ordered to close, at what capacity, or how long such periods of store closures will be needed or mandated.   For the year ended December 31, 2020, COVID-19 caused a significant reduction in retail stores that remained open, as well as a change in consumer purchasing behavior for specific types of products.  Both have led to a reduction in orders from retailers for certain types of products bearing some of our brands. Even as the vaccines are widely administered, we cannot predict when government restrictions and mandates will be imposed or lifted, or how quickly, if at all, retail stores and customers will return to their pre-COVID-19 purchasing behaviors, so we cannot predict how long our results of operations and financial performance will be impacted. Accordingly, the COVID-19 pandemic has adversely affected our fiscal year 2020 and our projected long-term revenues, earnings, liquidity and cash flows. The situation is dynamic, and we are not currently able to predict the full impact of COVID-19 on our results of operations and cash flows. See our Annual Report on Form 10-K for the year ended December 31, 2020 for additional information.

Liquidity and Financing Update:

Sequential ended the year with $15.5 million in cash.

The Company is party to the Third Amendment to the Third Amended and Restated First Lien Credit Agreement (the “Amended BoA Credit Agreement”) with Bank of America, N.A., as administrative agent and collateral agent and the lenders party thereto (the “BoA Facility Loan Parties”) and the Third Amended and Restated Credit Agreement (as amended, the “Amended Wilmington Credit Agreement”) with Wilmington Trust, National Association as administrative agent and collateral agent (“the Wilmington Agent”) and the lenders party thereto (the “Wilmington Facility Loan Parties”), referred to as its loan agreements (“Loan Agreements”). At December 31, 2020, the Company is in compliance with the covenants included in the Amended BoA Credit Agreement. On November 16, 2020, due to the occurrence of certain events, the Company entered into the Fifth Amendment to the Third Amended and Restated Credit Agreement and Limited Waiver (the “Fifth Amendment”) with the Wilmington Facility Loan Parties.  The Fifth Amendment modified certain of the covenants in, and provided a waiver through December 31, 2020 of defaults under, the Amended Wilmington Credit Agreement (the “Waiver”). The Company received several extensions of the Waiver in the first quarter of 2021. The current extension of the Waiver expires on April 19, 2021 and the Company is negotiating to further extend the Waiver. The Company is not currently forecasted to be able to comply, in the next twelve months, with certain of the financial covenants under the Amended Wilmington Credit Agreement. If the Company fails to comply with such financial covenants, or further extend the Waiver, an event of default under the Loan Agreements would be triggered and its obligations under the Loan Agreements may be accelerated. The Company continues to evaluate strategic alternatives, including the divestiture of one or more existing brands or a sale of the Company. The risk of non-compliance creates a material uncertainty that casts substantial doubt with respect to the ability of the Company to continue as a going concern. See our Annual Report on Form 10-K for the year ended December 31, 2020 for additional information. As disclosed in the Company’s Form 8-K filed on March 31, 2021, since the Wilmington Facility Loan Parties under the Credit Agreement continued to be lenders as of April 1, 2021, the Wilmington Facility Loan Parties have the right to appoint an independent majority of the Company’s Board of Directors (inclusive of Ms. Mazzucchelli and Mr. Dionne, who currently serve as directors of the Company).

Discontinued Operations:

On June 10, 2019, Sequential completed its previously announced sale of 100% of the issued and outstanding equity interests of Martha Stewart Living Omnimedia, Inc. (“MSLO”), a Delaware corporation and a wholly-owned subsidiary of Sequential. The Company had after-tax net loss from discontinued operations of less than $0.1 million for the fourth quarter ended December 31, 2020 compared to after-tax net loss of $2.9 million in the prior year quarter.  The Company’s after-tax net loss from discontinued operations was $1.3 million for the year ended December 31, 2020 compared to after-tax net loss of $125.1 million in the prior year period.

Non-GAAP Financial Measures:

This press release contains historical and projected measures of Adjusted EBITDA from continuing operations, non-GAAP net income (loss) from continuing operations and non-GAAP earnings (loss) per diluted share from continuing operations. The Company defines Adjusted EBITDA from continuing operations as net income (loss) from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding provision for (benefit from) income taxes, interest income or expense, non-cash compensation, depreciation and amortization, deal advisory costs, debt refinancing costs, non-cash mark-to-market adjustments to equity securities, gain on sale of assets, non-cash impairment of trademarks, net of non-controlling interest, non-cash mark-to-market adjustments on interest rate swaps, loss on lease termination, and severance. Non-GAAP net income (loss) and non-GAAP earnings (loss) per diluted share from continuing operations are non-GAAP financial measures which represent net income (loss) from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding deal advisory costs, write-off of deferred financing costs, debt refinancing costs, non-cash mark-to-market adjustments to equity securities, gain on sale of assets, non-cash impairment of trademarks, net of non-controlling interest, non-cash mark-to-market adjustments on interest rate swaps, loss on lease termination, and provision for (benefit from) income taxes. These non-GAAP metrics are an alternative to the information calculated under U.S. generally accepted accounting principles (“GAAP”), as provided in the reports the Company files with the Securities and Exchange Commission, may be inconsistent with similar measures presented by other companies and should only be used in conjunction with the Company’s results reported according to GAAP. Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We consider these measures to be useful measures of our ongoing financial performance because they adjust for certain costs and other events that the Company believes are not representative of its core licensing business. See below for a reconciliation of these non-GAAP metrics to the most directly comparable GAAP measure.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (Nasdaq: SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands in the active and lifestyle categories. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and around the world. For more information, please visit Sequential’s website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements ("forward-looking statements") within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. The Company's actual results or actual events could differ materially from those stated or implied in forward-looking statements. Forward-looking statements include statements concerning estimates of GAAP net income, non-GAAP net income, Adjusted EBITDA, revenue (including guaranteed minimum royalties), and margins, guidance, plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," "forecasts," "projects," "aims," "targets," "may," "will," "should," "can," "future," "seek," "could," "predict," the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company's current views with respect to future events, based on what the Company believes are reasonable assumptions. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that the Company has filed with the Securities and Exchange Commission (the “SEC”); (ii) general economic, market or business conditions; (iii) the Company’s substantial level of indebtedness, including the possibility that such indebtedness and related restrictive covenants may adversely affect the Company’s future cash flows, results of operations and financial condition, and decrease its operating flexibility; (iv) the Company’s ability to extend the Waiver; (v) uncertainties around the effects of the COVID-19 pandemic, including adverse effects on the Company's business, financial position, cash flows, ability to comply with its debt covenants and related uncertainty around the Company's ability to continue as a going concern; (vi) uncertainties related to the timing, proposals or decisions arising from the Company’s strategic review, including the divestiture of one or more existing brands or a sale of the Company; (vii) the Company’s ability to achieve and/or manage growth and to meet target metrics associated with such growth; (viii) the Company’s ability to successfully attract new brands and to identify suitable licensees for its existing and newly acquired brands; (ix) the Company’s ability to achieve any guidance it provides; (x) continued market acceptance of the Company’s brands; (xi) changes in the Company’s competitive position or competitive actions by other companies; (xii) licensees’ ability to fulfill their financial obligations to the Company; (xiii) concentrations of the Company’s licensing revenues with a limited number of licensees and retail partners; (xiv) the Company’s ability to identify suitable targets for acquisitions and to obtain financing for such acquisitions on commercially reasonable terms; (xv) the Company’s ability to timely achieve the anticipated results of its acquisitions and any potential future acquisitions; (xvi) the Company’s ability to successfully integrate acquisitions into its ongoing business; (xvii) the potential impact of the consummation of its acquisitions or any potential future acquisitions on the Company’s relationships, including with employees, licensees, customers and competitors; (xviii) adverse effects on the Company and its licensees due to natural disasters, pandemic disease and other unexpected events; (xix) uncertainties surrounding the Company and its legal proceedings; and (xx) other circumstances beyond the Company's control. Refer to the section entitled "Risk Factors" set forth in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of important risks, uncertainties and other factors that may affect the Company's business, results of operations and financial condition. In addition, the global economic climate and additional or unforeseen effects from the COVID-19 pandemic amplify many of the foregoing risks. The Company's stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is not under any obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. Readers should understand that it is not possible to predict or identify all risks and uncertainties to which the Company may be subject. Consequently, readers should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

For Media and Investor Relations inquiries, contact:

Sequential Brands Group, Inc.

Katherine Nash
T: +1 512-757-2566
E: knash@sbg-ny.com

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2020	2019
	(Unaudited)
Assets
Current Assets:
Cash	$15,501	$6,264
Restricted cash	-	2,043
Accounts receivable, net	43,039	39,452
Prepaid expenses and other current assets	7,791	4,228
Current assets from discontinued operations	-	6,839
Total current assets	66,331	58,826

Property and equipment, net	1,280	5,349
Intangible assets, net	485,458	599,967
Right-of-use assets - operating leases	3,257	50,320
Other assets	9,583	8,782
Total assets	$565,909	$723,244

Liabilities and Equity
Current Liabilities:
Accounts payable and accrued expenses	$18,826	$15,721
Current portion of long-term debt	17,750	12,750
Current portion of deferred revenue	3,924	6,977
Current portion of lease liabilities - operating leases	936	3,035
Current liabilities from discontinued operations	730	1,959
Total current liabilities	42,166	40,442

Long-term debt, net of current portion	434,500	433,250
Long-term deferred revenue, net of current portion	2,483	4,604
Deferred income taxes	11,108	14,351
Lease liabilities - operating leases	2,776	54,168
Other long-term liabilities	297	3,389
Total liabilities	493,330	550,204

Equity:
Preferred stock	-	-
Common stock	17	17
Additional paid-in capital	515,584	515,151
Accumulated other comprehensive loss	(2,340)	(4,096)
Accumulated deficit	(483,546)	(394,126)
Treasury stock	(3,269)	(3,230)
Total Sequential Brands Group, Inc. and Subsidiaries stockholders’ equity	26,446	113,716
Noncontrolling interests	46,133	59,324
Total equity	72,579	173,040
Total liabilities and equity	$565,909	$723,244

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net revenue	$22,962	$24,245	$89,811	$101,576
Operating expenses	16,285	19,971	53,861	61,671
Impairment charges	-	-	85,590	33,109
Loss (gain) on sale of assets	97	-	(4,527)	-
Income (loss) from operations	6,580	4,274	(45,113)	6,796
Other expense	2,342	837	5,809	2,107
Interest expense, net	11,890	12,966	48,252	53,760
Loss from continuing operations before income taxes	(7,652)	(9,529)	(99,174)	(49,071)
Benefit from income taxes	(4,837)	(2,040)	(3,067)	(8,695)
Loss from continuing operations	(2,815)	(7,489)	(96,107)	(40,376)
Net (income) loss attributable to noncontrolling interest from continuing operations	(1,572)	(419)	7,963	6,036
Loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries	(4,387)	(7,908)	(88,144)	(34,340)
Loss from discontinued operations, net of income taxes	(73)	(2,871)	(1,276)	(125,063)
Net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(4,460)	$(10,779)	$(89,420)	$(159,403)

Loss per share from continuing operations:
Basic and diluted	$(2.65)	$(4.87)	$(53.54)	$(21.21)

Loss per share from discontinued operations:
Basic and diluted	$(0.04)	$(1.77)	$(0.78)	$(77.25)

Loss per share attributable to Sequential Brands Group, Inc. and Subsidiaries:
Basic and diluted	$(2.70)	$(6.64)	$(54.32)	$(98.46)

Weighted-average common shares outstanding:
Basic and diluted	1,654,169	1,623,802	1,646,194	1,619,021

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2020	2019
Continuing Operations:
Used In Operating Activities	$(49)	$(36,914)
Cash Provided By Investing Activities	7,870	166,186
Cash Used In Financing Activities	(4,961)	(176,806)

Discontinued Operations:
Cash Provided By Operating Activities	$4,334	$40,321
Cash Used In Investing Activities	-	(44)
Cash Used In Financing Activities	-	(574)

Net Increase (Decrease) In Cash and Restricted Cash	7,194	(7,831)
Balance — Beginning of year	8,307	16,138
Balance — End of year	$15,501	$8,307

Non-GAAP Financial Measure Reconciliation

(in thousands, except earnings per share data)

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of GAAP net loss to non-GAAP net loss from continuing operations:
GAAP net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(4,460)	$(10,779)	$(89,420)	$(159,403)
Discontinued operations, net of tax	(73)	(2,871)	(1,276)	(125,063)
Loss from continuing operations	(4,387)	(7,908)	(88,144)	(34,340)

Adjustments:
Deal advisory costs (a)	170	439	273	1,974
Write-off of deferred financing costs (b)	-	210	-	830
Debt refinancing costs (c)	1,616	104	1,779	141
Non-cash mark-to-market adjustments to equity securities (d)	26	38	(459)	123
(Loss) gain on sale of asset (e)	(148)	475	(4,771)	475
Non-cash impairment of trademarks, net (f)	-	-	73,136	22,430
Non-cash mark-to-market adjustments on interest rate swaps (g)	116	(247)	3,790	1,029
Benefit from income taxes (h)	(4,837)	(2,040)	(3,067)	(8,695)
Loss on lease termination (i)	2,914	-	2,914	-
Total non-GAAP adjustments	(143)	(1,021)	73,595	18,307
Non-GAAP net loss from continuing operations (1)	$(4,530)	$(8,929)	$(14,549)	$(16,033)
Non-GAAP weighted-average diluted shares (j)	1,654	1,630	1,655	1,631

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of GAAP Diluted EPS to non-GAAP Diluted EPS from continuing operations:
GAAP loss per share attributable to Sequential Brands Group, Inc. and Subsidiaries	$(2.70)	$(6.61)	$(54.04)	$(97.74)
GAAP loss per share from discontinued operations	(0.04)	(1.76)	(0.77)	(76.68)
GAAP loss per share from continuing operations	$(2.65)	$(4.85)	$(53.26)	$(21.06)

Adjustments:
Deal advisory costs (a)	0.10	0.27	0.16	1.21
Write-off of deferred financing costs (b)	-	0.13	-	0.51
Debt refinancing costs (c)	0.98	0.06	1.08	0.09
Non-cash mark-to-market adjustments to equity securities (d)	0.02	0.02	(0.28)	0.08
(Loss) gain on sale of asset (e)	(0.09)	0.29	(2.88)	0.29
Non-cash impairment of trademarks, net (f)	-	-	44.19	13.75
Non-cash mark-to-market adjustments on interest rate swaps (g)	0.07	(0.15)	2.29	0.63
Benefit from income taxes (h)	(2.92)	(1.25)	(1.85)	(5.33)
Loss on lease termination (i)	1.76	-	1.76	0.01
Total non-GAAP adjustments	(0.08)	(0.63)	$44.47	$11.24
Non-GAAP loss per diluted share from continuing operations (1)	$(2.73)	$(5.48)	$(8.79)	$(9.82)

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of GAAP net loss to Adjusted EBITDA from continuing operations:
GAAP net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(4,460)	$(10,779)	$(89,420)	$(159,403)
Discontinued operations, net of tax	(73)	(2,871)	(1,276)	(125,063)
Loss from continuing operations	(4,387)	(7,908)	(88,144)	(34,340)

Adjustments:
Benefit from income taxes (h)	(4,837)	(2,040)	(3,067)	(8,695)
Interest expense, net	11,890	12,966	48,252	53,760
Non-cash compensation	114	572	471	1,831
Depreciation and amortization	4,745	2,337	21,566	4,922
Deal advisory costs (a)	170	439	273	1,974
Debt refinancing costs (c)	1,616	104	1,779	141
Non-cash mark-to-market adjustments to equity securities (d)	26	38	(459)	123
(Loss) gain on sale of asset (e)	(148)	475	(4,771)	475
Non-cash impairment of trademarks, net (f)	-	-	73,136	22,430
Non-cash mark-to-market adjustments on interest rate swaps (g)	116	(247)	3,790	1,029
Loss on lease termination (i)	2,914	-	2,914	-
Severance (k)	932	1,299	1,120	2,133
Total Adjustments	17,538	15,943	145,004	80,123
Adjusted EBITDA from continuing operations (2)	$13,151	$8,035	$56,860	$45,783

(1)	Non-GAAP net loss from continuing operations and non-GAAP loss per diluted share from continuing operations are non-GAAP financial measures which represent net loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding deal advisory costs, write-off of deferred financing costs, debt refinancing costs, non-cash mark-to-market adjustments to equity securities, (loss) gain on sale of assets, non-cash impairment of trademarks, net of non-controlling interest, non-cash mark-to-market adjustments on interest rate swaps, loss on lease termination and benefit from income taxes. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of continuing operations. Management believes that these non-GAAP measures are useful measures of ongoing financial performance because they adjust for certain costs and other events that the Company believes are not representative of its core licensing business.
(2)	Adjusted EBITDA from continuing operations is defined as net loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding benefit from income taxes, interest income or expense, non-cash compensation, depreciation and amortization, deal advisory costs, debt refinancing costs, non-cash mark-to-market adjustments to equity securities, (loss) gain on sale of assets, non-cash impairment of trademarks, net of non-controlling interest, non-cash mark-to-market adjustments on interest rate swaps, loss on lease termination and severance. Management uses Adjusted EBITDA from continuing operations as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of continuing operations.
(a)	Represents deal advisory costs including legal, financial and accounting services that are not representative of the Company's day-to-day licensing business.
(b)	Represents the write-off of deferred financing costs as a result of the extinguishment treatment of a portion of the Company's refinanced debt facilities.
(c)	Represents expenses for professional fees associated with the Company's refinancing and amending its debt facilities.
(d)	Represents the non-cash mark-to-market adjustments to equity securities.
(e)	Represents a gain in 2020 related to the previous sale of the FUL trademark, net of minority interest for the quarter and year ended December 31, 2020. Represents loss on the sale of the Nevados, Franklin Mint and Linens 'n Things trademarks of $0.1 million for the quarter ended December 31, 2020. Represents gain on the sale of the Franklin Mint and Linens 'n Things trademarks of $3.6 million completed in July 2020 and of the Nevados trademark of $0.9 million completed in June 2020 for the year ended December 31, 2020.
(f)	Represents non-cash impairment charges, net of minority interest, related to the Company's indefinite-lived intangible assets for certain brands.

(g)	Represents the non-cash mark-to-market adjustment on interest rate swaps.
(h)	Adjustment to remove GAAP benefit from income taxes. The Company does not expect to make material cash income tax payments related to continuing operations in 2020 or 2019 because the Company's net operating losses and other tax benefits are expected to reduce any additional tax obligation.
(i)	Represents the loss on the lease termination of the Company's former office headquarters.
(j)	Represents weighted-average diluted shares the Company reported or would have reported if the Company had GAAP net income in 2020 and 2019.
(k)	Represents costs and adjustments to previously recorded costs associated with employee terminations not representative of the Company’s day-to-day compensation costs.